                                 EXHIBIT 10(iv)
                             CAMBRIDGE SAVINGS BANK
                                 CAMBRIDGE, OHIO
                                    AGREEMENT

                            SALARY CONTINUATION PLAN

      THIS AGREEMENT is made this 10th day of September, 1996 by and between CAMBRIDGE SAVINGS BANK (the "Company"), and ______________ (the "Executive").

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

      The Executive and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

            1.1.1 "Change of Control" means the transfer of 51% or more of the Company's outstanding voting common stock followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, disability or retirement.

      1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

Defined Benefit -- Specified Amount

      1.1.3 "Disability" means, if the Executive is covered by a Company-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

      1.1.4 "Early Retirement Date" means the Executive attaining age FIFTY-FIVE
      (55) or completing FIFTEEN (15) Years of Service.

      1.1.5 "Normal Retirement Date" means the Executive attaining age SIXTY-FIVE (65).

      1.1.6 "Termination of Employment" means the Executive's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

      1.1.7 "Years of Service" means the total number of twelve-month periods during which the Executive is employed on a full-time basis by the Company, inclusive of any approved leaves of absence.

                                    ARTICLE 2

                                LIFETIME BENEFITS

      2.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Date for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1.

            2.1.1 Amount of Benefit. The benefit under this Section 2.1 is $_______ for a period of fifteen (15) years.

            2.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Retirement Date and continuing for an additional ONE HUNDRED SEVENTY-NINE (179) months.

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      2.2 Early Retirement Benefit. If the Executive terminates employment after the Early Retirement Date but before the Normal Retirement Date, and for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this Section 2.2.

            2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the benefit determined under Schedule A based on the date of the Executive's Termination of Employment. Schedule A is calculated using the interest method of accounting, a SEVEN AND ONE-HALF PERCENT (7.5%) discount rate, and assuming monthly compounding and monthly benefit payments.

            2.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for an additional ONE HUNDRED SEVENTY-NINE (179) months.

      2.3 Disability Benefit. If the Executive terminates employment for Disability prior to the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.3.

            2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the benefit determined under Schedule A based on the date of the Executive's Termination of Employment.

            2.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Termination of Employment and continuing until the earlier of (a) the Executive's recovery from the Disability, or (b) an additional ONE HUNDRED SEVENTY-NINE (179) months.

      2.4 Change of Control Benefit. Upon a Change of Control while the Executive is in the active service of the Company, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

      2.4.1. Amount of Benefit. The benefit under this Section 2.4 is the benefit determined under Schedule A based on the date of the Executive's Termination of Employment.

            2.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within SIXTY (60) days after the Change of Control.

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                                    ARTICLE 3

                                 DEATH BENEFITS

      3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1.

            3.1.1 Amount of Benefit. The benefit under Section 3.1 is the lifetime benefit that would have been paid to the Executive under Section
      2.1 calculated as if the date of the Executive's death were the Normal Retirement Date.

            3.1.2 Payment of Benefit. The Company shall pay the benefit to the Beneficiary on the first day of each month commencing with the month following the Executive's death and continuing for an additional ONE HUNDRED SEVENTY-NINE (179) months.

      3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

                                    ARTICLE 4

                                  BENEFICIARIES

      4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

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      4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5

                               GENERAL LIMITATIONS

      Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

      5.1 Excess Parachute Payment. To the extent the benefit would be an excess parachute payment under Section 280G of the Code.

      5.2 Termination for Cause. If the Company terminates the Executive's employment for:

            5.2.1 Gross negligence or gross neglect of duties;

            5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

            5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

      5.3 Suicide. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 6

                          CLAIMS AND REVIEW PROCEDURES

      6.1 Claims Procedure. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

      6.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    ARTICLE 7

                           AMENDMENTS AND TERMINATION

      The Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In the event of any such amendment or termination, the Executive shall be 100% vested in the portion of the Normal Retirement Benefit accrued to the Executive's benefit under Section 2.1 as of the date of the amendment or termination.

                                    ARTICLE 8

                                  MISCELLANEOUS

      8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

      8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of OHIO, except to the extent preempted by the laws of the United States of America.

      8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

      IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                           COMPANY:
                                                     CAMBRIDGE SAVINGS BANK

_____________                                        BY: _________________
                                                     TITLE: ______________

                             CAMBRIDGE SAVINGS BANK
                          SALARY CONTINUATION AGREEMENT
                                EDWARD A. WRIGHT

                                   SCHEDULE A

                             ACCRUED SALARY
                       PLAN   CONTINUATION
DATE         AGE       YEAR     LIABILITY
----         ---       ----  --------------
1996         34          1     $  1,205
1997         35          2        2,503
1998         36          3        3,902
1999         37          4        5,410
2000         38          5        7,035
2001         39          6        8,786
2002         40          7       10,673
2003         41          8       12,706
2004         42          9       14,897
2005         43         10       17,258
2006         44         11       19,802
2007         45         12       22,544
2008         46         13       25,499
2009         47         14       28,683
2010         48         15       32,114
2011         49         16       35,812
2012         50         17       39,797
2013         51         18       44,091
2014         52         19       48,718
2015         53         20       53,705
2016         54         21       59,079
2017         55         22       64,870
2018         56         23       71,111
2019         57         24       77,836
2020         58         25       85,083
2021         59         26       92,893
2022         60         27      101,309
2023         61         28      110,378
2024         62         29      120,152
2025         63         30      130,684
2026         64         31      142,034

           BENEFIT PAYOUT AT AGE 65 IS $15,800 PER YEAR FOR 15 YEARS.

                             CAMBRIDGE SAVINGS BANK
                          SALARY CONTINUATION AGREEMENT
                                 D. EDWARD RUGG

                                   SCHEDULE A

                             ACCRUED SALARY
                       PLAN   CONTINUATION
DATE         AGE       YEAR     LIABILITY
----         ---       ----  --------------
1996         41          1     $  2,852
1997         42          2        5,926
1998         43          3        9,238
1999         44          4       12,807
2000         45          5       16,654
2001         46          6       20,799
2002         47          7       25,266
2003         48          8       30,080
2004         49          9       35,267
2005         50         10       40,857
2006         51         11       46,881
2007         52         12       53,373
2008         53         13       60,369
2009         54         14       67,908
2010         55         15       76,032
2011         56         16       84,787
2012         57         17       94,221
2013         58         18      104,388
2014         59         19      115,344
2015         60         20      127,151
2016         61         21      139,874
2017         62         22      153,585
2018         63         23      168,360
2019         64         24      184,283

           BENEFIT PAYOUT AT AGE 65 IS $20,500 PER YEAR FOR 15 YEARS.